FIRST AMENDMENT TO MANAGEMENT AGREEMENT FOR NIKHIL VARTY

WHEREAS, WABCO Europe SPRL/BVBA (the "Company") and Nikhil Varty (the "Business Manager") (collectively, the "Parties") entered into a certain Management Agreement dated December 19, 2011, including "Annex 4" thereto (the "Agreement"); and

WHEREAS, amendment of the Agreement is now considered desirable;

NOW, THEREFORE, the Agreement be, and it hereby is, amended in the following particulars, effective as of the date set forth below:

1. By adding the following new Section 2.C. to Annex 4 of the Agreement:

   "C. Payment of any severance under the Agreement shall be contingent upon the Participant's execution of an Agreement and Release in a form acceptable to the Company. No severance payments shall be made unless the Participant signs such Agreement and Release within twenty-one (21) days of the Participant's termination of employment and does not subsequently revoke it within seven (7) days of its execution. Any severance payable under the Agreement will be paid forty-five (45) days after the Business Manager's separation from service."

2. All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this amendment as of this

30th day of December, 2012.

Nikhil Varty

WABCO Europe SPRL/BVBA

By: Kevin Tarrant
Title: Chief Human Resources Officer

DM_US 39761726-2.080136.0011